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                                                                    Exhibit 16.1







May 12, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by the Aqua America, Inc. Employees 401(k) Savings Plan and Trust (the "Plan") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plan's Form 8-K report dated May 6, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP